Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FBR & Co.

Arlington, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-161416 and 333-214564) and Form S8 (Nos. 333-143909, 333-149262, 333-163940, 333-175088, and 333-192337) of FBR & Co. of our reports dated March 13, 2017, relating to the consolidated financial statements and the effectiveness of FBR & Co.’s internal control over financial reporting, which appear in this Form 10-K.

/S/ BDO USA, LLP

McLean, Virginia

March 13, 2017